                                                                    Exhibit 99.2
                                                                    ------------

                                                                  Execution Copy
                                                                  --------------




                          -----------------------------

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                          -----------------------------


                           DATED AS OF JANUARY 7, 2002

                                     BETWEEN

                         LUMINANT WORLDWIDE CORPORATION

                                       AND

                                LANTE CORPORATION

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of January 7, 2002, is made by and between Luminant Worldwide Corporation, a Delaware corporation ("Seller"), and Lante Corporation, a Delaware corporation ("Purchaser"). Certain capitalized terms used in this Agreement shall have the meaning ascribed to them in Annex A to this Agreement.

                                    RECITALS

     A. Seller, along with its Subsidiaries, is in the business of providing professional consulting services to customers (collectively, the "Business").

     B. Seller, along with its Subsidiaries, has filed a voluntary petition (the "Petition") for relief commencing case no: 01-43445-11 (the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code, as amended and the rules and regulations promulgated thereunder (collectively, the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court").

     C. Purchaser desires to purchase and acquire, and Seller desires to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to Purchaser the Acquired Assets (as hereinafter defined), and Purchaser is willing to assume, and Seller desires to assign and delegate to Purchaser, the Assumed Liabilities (as hereinafter defined), on the terms and subject to the conditions set forth herein and in accordance with Sections 105, 363 and 365 of the Bankruptcy Code.

     D. This Agreement amends and restates in its entirety that certain Asset Purchase Agreement dated as of December 9, 2001 between Purchaser and Seller.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                           PURCHASE AND SALE OF ASSETS

     Section 1.1.  Acquired and Excluded Assets. On the terms and subject to the
                   ----------------------------
conditions set forth in this Agreement, at the Closing, Seller shall, and shall cause its Subsidiaries to, sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept from Seller and its Subsidiaries, free and clear of all Liens (with all Liens on the Acquired Assets attaching to the sale proceeds payable to Seller under this Agreement), all of Seller's and its Subsidiaries' right, title, and interest in, to and under the assets, rights and properties, whether tangible or intangible, set forth in paragraph A on Schedule 1.1 (collectively, the "Acquired Assets"). It is agreed
               ------------
and acknowledged that, other than the Acquired Assets, the Purchaser is not acquiring or accepting any of the assets, rights and properties of the Seller or its Subsidiaries. All Seller's and its Subsidiaries' assets, rights and properties that are not Acquired Assets, including those items set forth in paragraph B on Schedule 1.1, shall be referred to herein as the "Excluded
               ------------
Assets". Purchaser shall have the option, which shall be exercisable no later than two business days prior to the Closing Date, to exclude any assets, rights and properties from the Acquired Assets; provided, that the Purchase Price shall not be reduced as a result of such exclusion. Upon exercise of the option in the preceding sentence, the assets, rights and properties so excluded by Purchaser shall be deemed to be Excluded Assets for all purposes of this Agreement.

     Section 1.2.  Contract Rejection and Assumption. Attached as Schedule
                   ---------------------------------              --------
1.2(1) is a true and complete list prepared by Seller of the following: (1) all
------
potentially executory Contracts of Seller and its Subsidiaries as of the date of this Agreement that relate to (a) the Intellectual Property of Sellers or its Subsidiaries, (b) the alliance relationships of Seller or its Subsidiaries, or
(c) the provision of professional consulting services by Seller or its Subsidiaries, including, without limitation, statements of work and pending proposals to provide professional consulting services, including for each of the Contracts identified in clauses (a), (b) and (c), Seller's good faith estimate of the aggregate amount or other actions required to cure any defaults or breaches under those Contracts (the "Designated Contracts List"). Attached as
Schedule 1.2(2) is a true and complete list prepared by Seller of any other
---------------
material executory Contracts of Seller or its Subsidiaries, including for each of the Contracts that relate to the Acquired Assets, Seller's good faith estimate of the aggregate amount or other actions required to cure any defaults or breaches under those Contracts. The agreements identified on the Designated Contracts List with an asterisk are referred to herein collectively as the "Designated Contracts", and Seller has determined that all Designated Contracts are executory Contracts as of the date of this Agreement. The Designated Contracts are included within the Acquired Assets, and at the Closing Seller and its Subsidiaries shall assign all of the Designated Contracts (except for the Added Contracts, as defined below) to Purchaser, on the terms and subject to the conditions of this Agreement. Purchaser shall have the option, which shall be exercisable no later than two business days prior to the Closing Date, to exclude from the Acquired Assets any Contract or pending proposal, whether or not previously identified as a Designated Contract, or to add to the Acquired Assets any Contract, whether or not previously identified as a Designated Contract, or pending proposals; provided, that in no event shall the Purchase Price be affected by any such exclusion or addition of any Contract from the Acquired Assets. Upon exercise of the option in the preceding sentence, the Designated Contracts List shall be deemed to be modified to give effect to such change as of the date hereof; provided that notwithstanding anything herein to the contrary, the Seller shall use commercially reasonable efforts to assume and assign to Purchaser at the Closing any Contracts added to the Acquired Assets by Purchaser that were not previously identified as Designated Contracts in the Asset Purchase Agreement, dated December 9, 2001, between Purchaser and Seller ("Added Contracts"), but in the event any Added Contracts cannot be assumed and assigned at the Closing, Seller shall use commercially reasonable efforts to expeditiously seek and effect the assumption and assignment to Purchaser of such Added Contracts after the Closing. Notwithstanding anything herein to the contrary, neither "Designated Contracts" nor "Acquired Assets" shall include any executory Contract: (i) that gives Seller or any of its Subsidiaries the right to use Intellectual Property; (ii) that under Section 365(c)(1) of the Bankruptcy Code, unless otherwise ordered by the Bankruptcy Court, is not assignable without the consent of the other party or parties to such executory Contract ("Licensor"); and (iii) the assignment of which to Purchaser is not agreed to, or deemed agreed to, by the Licensor.

     Section 1.3.  Assumed and Excluded Liabilities. On the terms and subject to
                   --------------------------------
the conditions set forth in this Agreement, at the Closing, Purchaser shall assume from Seller and its Subsidiaries and thereafter pay, perform, or discharge in accordance with their terms, all obligations that arise from and after the Closing under the Designated Contracts, in addition to the aggregate amount or other actions required to cure any defaults under the Designated Contracts (but in no event shall the Purchaser's obligation to cure each Designated Contract exceed the amount set forth on the Designated Contracts List for each such Designated Contract, whether or not the Bankruptcy Court ultimately determines a greater cure amount for a given Designated Contract). The Liabilities to be assumed pursuant to this Agreement shall be referred to herein as the "Assumed Liabilities" and all other Liabilities of Seller, its Subsidiaries and its Affiliates, including, without limitation, any and all rights, obligations or liabilities under or related to any and all Benefit Plans that are now or ever have been maintained or contributed to by Seller or any member of its Control Group (as defined under Code Section 414(b), (c) or (m)) or any item disclosed, or which should have been disclosed, pursuant to Section 3.11, shall be referred to herein as the "Excluded Liabilities". Purchaser shall not assume or pay, perform, succeed to, discharge, become subject to or be responsible for any of the Liabilities of Seller or its Subsidiaries other than the Assumed Liabilities. Without limiting the generality of the foregoing, Purchaser shall not assume or pay, perform, succeed to, discharge, become subject to or be responsible for any of the Liabilities of Sellers or any of its Subsidiaries (a) pursuant to any Contract that is not, or that is no longer deemed to be in accordance with the option specified in Section 1.2, a Designated Contract or (b) other than cure amounts constituting Assumed Liabilities, any claims related to, associated with or arising out of the ownership, operation, use or control of the Acquired Assets existing on, or as a result of the operations of, the Acquired Assets, before or as of the Closing Date.

     Section 1.4.  Purchase Price. In consideration for the Acquired Assets,
                   --------------
Purchaser shall:

          (a)  assume the Assumed Liabilities;

          (b) pay to Seller at the Closing an amount in cash equal to $5,200,000 (the "Closing Payment");

          (c) pay to Seller in accordance with Section 5.5 an amount in cash equal to 75% of the Closing Date A/R and Closing Date WIP (the "A/R and WIP Payment"); and

          (d) make a payment to Seller with respect to PTO Obligations in accordance with Section 8.2 (the "PTO Payments", together with the Assumed Liabilities, the Closing Payment and the A/R and WIP Payment, the "Purchase Price").

     "Closing Date A/R" shall mean all accounts receivable of the Selling Companies arising out of the provision of professional services by the Selling Companies that are not more than 90 days old as of the Closing Date. "Closing Date WIP" shall mean all unbilled work-in-process of the Selling Companies relating to the provision of professional consulting services as of the Closing Date which would be billed in the ordinary course of business but for the sale of assets to Purchaser pursuant to this Agreement.

     Section 1.5.  Allocation of Purchase Price.  Within 30 days after the
                   ----------------------------
Closing Date, the parties shall mutually agree upon the allocation of the Purchase Price among the Acquired Assets. Purchaser shall propose the first draft of such allocation. To the extent required by Law after the Closing Date, Purchaser and Seller shall prepare and file those statements or forms (including Form 8594) required by Section 1060 of the Code and the Treasury regulations thereunder. Unless required by Law, such statements or forms and any other tax filings shall be consistent with the allocation of the Purchase Price among the Acquired Assets mutually agreed upon by the parties prior to the Closing.

                                   ARTICLE II.

                                   THE CLOSING

     Section 2.1.  Closing. The consummation of the transactions contemplated by
                   -------
this Agreement (the "Closing") shall take place at 5:00 p.m., Central Standard Time, at the offices of Seller, 2000 West Sam Houston Parkway South, Suite 1200, Houston, Texas, on (i) the day during which all the conditions set forth in
Article VI have been satisfied or waived, but in no event later than the end of the day on January 7, 2002 or (ii) such other time, date, and place as shall be agreed upon by the parties (the actual date of the Closing being herein referred to as the "Closing Date"). In lieu of attending the Closing, the parties may consummate the Closing by exchanging documents via telecopy and overnight courier.

     Section 2.2.  Certain Deliveries at Closing. The sale, transfer, assignment
                   -----------------------------
and delivery by Seller and its Subsidiaries of the Acquired Assets (including, without limitation, all of the Designated Contracts) to Purchaser and the assumption by Purchaser of the Assumed Liabilities, as provided herein, shall be effected on the Closing Date by the execution and delivery by Seller and its Subsidiaries and Purchaser of one or more assignment and assumption agreement(s) with regard to the Designated Contracts, one or more Intellectual Property assignment agreements and one or more bills of sale or deeds, as applicable, with respect to the Acquired Assets, each of which shall be in form and substance reasonably satisfactory to the parties.

     Section 2.3.  Additional Deliveries at Closing.
                   --------------------------------

          (a) At the Closing, Seller shall (and shall cause its Subsidiaries to) deliver to Purchaser such additional documents, instruments or certificates required to be delivered in connection with Seller's obligations under this Agreement, or as Purchaser or its counsel may reasonably request, including, without limitation, certified copies of all orders of the Bankruptcy Court pertaining to this Agreement, such as the Bidding Procedures Order and the
Section 363/365 Order.

          (b) At the Closing, Purchaser shall deliver to Seller (i) such additional documents, instruments or certificates required to be delivered in connection with Purchaser's obligations under this Agreement, or as Seller or its counsel may reasonably request and (ii) the Closing Payment by wire transfer of immediately available funds to an account or accounts designated in writing by Seller.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth in the Disclosure Schedule delivered to Purchaser with respect to specifically identified sections of this Article III, Seller represents and warrants to Purchaser as follows:

     Section 3.1.  Organization. Seller and each of its Subsidiaries
                   ------------
transferring Acquired Assets under this Agreement (collectively, the "Selling Companies") is validly existing and in good standing under the laws of the jurisdiction of its formation and has the corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its Business as it is now being conducted or presently proposed to be conducted. Each Selling Company is duly qualified to do business, and is in good standing, in each jurisdiction where the operations of its Business are conducted, except where the failure to be so qualified could not be reasonably expected individually or in the aggregate to have a material adverse effect on
(i) the Selling Companies and the Business, taken as a whole, including, without limitation, their financial condition, (ii) the Acquired Assets and the Assumed Liabilities, taken as a whole, or (iii) the Selling Companies' ability to consummate the transactions contemplated herein or materially hinder or delay such consummation (any of the foregoing, a "Material Adverse Effect"); provided that in no event shall the mere filing of the Chapter 11 Case (as opposed to any consequences resulting from such filing or from the announcement or disclosure of such filing) be deemed to have a Material Adverse Effect.

     Section 3.2.  Authority Relative to this Agreement. Subject to an order of
                   ------------------------------------
the Bankruptcy Court approving the transactions contemplated by this Agreement in accordance with Sections 363 and 365 of the Bankruptcy Code, in a form reasonably acceptable to Purchaser (the "Section 363/365

Order"), having been entered by the Bankruptcy Court and having become a Final Order, this Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

     Section 3.3.  Consents and Approvals. No consent, approval, or
                   ----------------------
authorization of, waiver from or declaration, filing, or registration with, any Governmental or Regulatory Authority or other Person (including, without limitation, any party to any Designated Contract or Added Contract) is required to be made or obtained in connection with the execution, delivery, and performance of this Agreement by the Selling Companies and the consummation of the transactions contemplated hereby, except (a) for consents, approvals, or authorizations of, or declarations or filings with, or required by, the Bankruptcy Court, (b) for consents, approvals, authorizations, declarations, filings, or registrations, which, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (c) for the items set forth on Schedule 3.3.
                           ------------

     Section 3.4.  No Violations. Neither the execution, delivery or performance
                   -------------
of this Agreement by the Selling Companies, as applicable, nor the consummation by the Selling Companies of the transactions contemplated hereby, nor compliance by the Selling Companies with any of the provisions hereof, will (a) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to any of the Selling Companies or their properties or assets, (b) cause the suspension or revocation of any permit, license, governmental authorization, consent, or approval necessary for the Selling Companies to conduct the Business as currently conducted, except in the case of clauses (a) and (b) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions, or revocations that could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 3.5.  Title to Property; Acquired Assets. Upon the Section 363/365
                   ----------------------------------
Order having been entered by the Bankruptcy Court and having become a Final Order, and in accordance with the terms of the Section 363/365 Order and the Bankruptcy Code, each Selling Company (a) shall have the power and right to sell, assign, transfer and deliver, as the case may be, to Purchaser the Acquired Assets and (b) on the Closing Date shall sell, assign, transfer and deliver to the Purchaser the Acquired Assets free and clear of all Liens other than Liens securing the performance of Assumed Liabilities that are set forth on
Schedule 3.5 (with all such Liens on the Acquired Assets attaching to the sale
------------
proceeds payable to Seller under this Agreement).

     Section 3.6.  Contracts. Schedule 1.2 is true and complete as of the date
                   ---------  ------------
of this Agreement, and as amended in accordance with Section 1.2, will be true and complete as of the Closing Date. True and complete copies of each written Contract (or written summaries of the terms of any oral Contract) included in the Acquired Assets have been previously made available to Purchaser. To the Knowledge of Seller, there are no Contracts to which the Seller or its Subsidiaries are parties that are material to the Intellectual Property of Seller or its Subsidiaries or otherwise material to the Business, other than as set forth on Schedule 3.6. All Designated Contracts as of the date hereof, and
             ------------
those Contracts identified in paragraph A(10) of Schedule 1.1, are valid,
                                                 ------------
binding and enforceable in accordance with their terms and such Designated Contracts are in full force and effect. Except as set forth on Schedule 3.6, the
                                                               ------------
Designated Contracts as of the date hereof do not contain any non-competition or similar covenants restricting the conduct of the Business or its Employees, and no non-competition, non-solicitation, confidentiality or invention assignment provisions in favor of the Selling Companies contained in the Designated Contracts as of the date hereof, or any of the Contracts identified in paragraph A(10) of Schedule 1.1, have been waived or released by the Selling Companies.
         ------------
Upon the cure of defaults in
accordance with Section 9.1, the Selling Companies will have cured in all material respects the obligations required pursuant to each Designated Contract and the Bankruptcy Court to have been performed by them through the Closing Date. Other than the defaults to be cured in accordance with Section 9.1, there has not occurred any default under any of the Designated Contracts as of the date hereof on the part of the Selling Companies or, to the Knowledge of Seller and its Subsidiaries, any other party to the Designated Contracts, nor has the Seller or its Subsidiaries received notice of default under any of the Designated Contracts as of the date hereof from any other party to the Designated Contracts or, except in accordance with the Bankruptcy Code, sent notice of default under any of the Designated Contracts as of the date hereof to any other party to the Designated Contracts. Other than the defaults to be cured in accordance with Section 9.1, no event has occurred that, with the giving of notice or the lapse of time, or both, could constitute a default on the part of the Selling Companies under any of the Designated Contracts as of the date hereof nor, to the Knowledge of Seller and its Subsidiaries, has any event occurred which with the giving of notice or the lapse of time, or both, could constitute a default on the part of any other party to any of the Designated Contracts as of the date hereof. There has been no billing, collection or prepayment under a Designated Contract prior to or in advance of the Selling Companies performing a commensurate percentage of their obligations pursuant to such Designated Contract. Except as set forth on Schedule 3.6, there has not
                                                 ------------
occurred any default under any of the Contracts identified in paragraph A(10) of
Schedule 1.1 on the part of the Selling Companies or, to the Knowledge of Seller
------------
and its Subsidiaries, any other party to those Contracts, nor has the Seller or its Subsidiaries received notice of default under any of those Contracts from any other party to the those Contracts or, except in accordance with the Bankruptcy Code, sent notice of default under any of the Contracts identified in paragraph A(10) of Schedule 1.1 to any other party to those Contracts. Except as
                   ------------
set forth on Schedule 3.6, no event has occurred that, with the giving of notice
             ------------
or the lapse of time, or both, could constitute a default on the part of the Selling Companies under any of the Contracts identified in paragraph A(10) of
Schedule 1.1, nor, to the Knowledge of Seller and its Subsidiaries, has any
------------
event occurred which with the giving of notice or the lapse of time, or both, could constitute a default on the part of any other party to any of those Contracts. Each of the other parties to the Contracts identified in paragraph 2 of Exhibit A to Schedule 1.1 has been previously terminated or resigned, and the
   -------------------------
Selling Companies have no further severance or other obligations under any of those Contracts. Specifically identified on Schedule 3.6 is each default, breach
                                            ------------
or event on the part of the Selling Companies or, to the Knowledge of the Seller and its subsidiaries, on the part of any other party to those Contracts, under any Contract described in Schedule 1.2(2) that has had, or could be reasonably
                          ---------------
be expected to have, with the giving of notice or the lapse of time, or both, a material and adverse effect on any of the Designated Contracts as of the date hereof or a Material Adverse Effect.

     Section 3.7.  Compliance with Law. None of the Selling Companies (i) is
                   -------------------
subject to any material pending Action or Proceeding with regard to, or (ii) is in material violation of any Law or Order applicable to, the Acquired Assets, the Assumed Liabilities or the Business.

     Section 3.8.  Intellectual Property. Schedule 3.8 of this Agreement
                   ---------------------  ------------
contains a true and complete list of all Intellectual Property subject to statutory registration, and all other material Intellectual Property, owned, held, used or licensed for use by the Seller or any of its Subsidiaries. No other material Intellectual Property, other than that identified on Schedule
                                                                    --------
3.8, is used or necessary in the conduct by the Seller or any of its
---
Subsidiaries of the Business. Except as disclosed on Schedule 3.8, (x) each
                                                     ------------
Selling Company is the owner of all right, title and interest in and to each item of Intellectual Property ascribed to it on Schedule 3.8 and/or has the
                                                ------------
valid right to use such Intellectual Property and (y) except for Intellectual Property excluded from the Acquired Assets pursuant to the last sentence in
Section 1.2 (the "Section 365(c)(1) Intellectual Property"), all such rights, titles and interests are part of the Acquired Assets and will be acquired, free and clear of all Liens other than those set forth on

Schedule 3.5 (with all such Liens on such Intellectual Property attaching to the
------------
sale proceeds payable to Seller under this Agreement), by Purchaser upon the Closing. Except as disclosed on Schedule 3.8, (i) all applications and
                                ------------
registrations for each item of such Intellectual Property ascribed to the Selling Companies are valid and in full force and effect and are not subject to the payment of any unpaid Taxes or maintenance fees or the taking of any other actions by the Seller or any of its Subsidiaries to maintain their validity or effectiveness; (ii) except for the Section 365(c)(1) Intellectual Property, there are no restrictions on the direct or indirect transfer of any such Intellectual Property; (iii) neither the Seller nor any of its Subsidiaries is, and no such Person has received any notice that it is, in default (or with the giving of notice or lapse of time or both, could be in default) under any License to use such Intellectual Property; (iv) neither the Seller nor any of its Subsidiaries has granted any License, authorization or other permission to use such Intellectual Property; (v) neither the Seller nor any of its Subsidiaries in its use of any of such Intellectual Property is infringing or has infringed any Intellectual Property of any other Person, and no claim is pending or, to the Knowledge of any Selling Company or any of their Subsidiaries, has been threatened with respect to the ownership, validity, license or use of, or any infringement resulting from, such Intellectual Property; and (vi) except for the Section 365(c)(1) Intellectual Property, the Intellectual Property will be owned or available for use by Purchaser from and after the Closing on substantially the same terms and conditions as are applicable to Seller prior to the Closing, and the transactions contemplated by this Agreement will not give rise to any Lien on Purchaser's rights, title and interest in and to, or the valid and enforceable license to use, as the case may be, the Intellectual Property transferred at the Closing. Set forth on Schedule
                                                                       --------
3.8 is a list of the Section 365(c)(1) Intellectual Property.
---

     Section 3.9.  Employees. Seller has previously provided to Purchaser a true
                   ---------
and complete list of all Employees as of the date of this Agreement and all individuals providing services to Seller as independent contractors, which list included their current hourly rates of compensation, base salaries or other basis for and amount of compensation, their total 2000 and 2001 compensation, their accrued vacation and sick days and the commencement date of their employment. To the Knowledge of Seller and its Subsidiaries, as of the date of this Agreement, no Employee at the leadership team level or above or at the solution leader level, nor any Employee that is a delivery or sales leader for the twenty largest customers of the Business in terms of expected future revenue under the Designated Contracts as of the date of this Agreement, has any plans to terminate employment with Seller, except in connection with the acceptance of employment with Purchaser, or to decline an offer of employment from Purchaser.

     Section 3.10. Litigation. Except as previously disclosed in writing to
                   ----------
Purchaser, there is no Action or Proceeding pending, or to the Knowledge of Seller and its Subsidiaries, threatened or anticipated against, related to or affecting Seller, its Subsidiaries, the Business or the Acquired Assets.

     Section 3.11. Employee Benefits. Except as disclosed on Schedule 3.11 or as
                   -----------------                         -------------
disclosed or referenced in Seller's Form 10-K, as amended, filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2000, neither Seller, nor its Subsidiaries nor any member of its "Control Group" (as such term is defined in Code Section 414(b), (c) or (m)) currently maintains or participates in or contributes to nor has any material liability under any Benefit Plan with respect to their Employees. Neither Seller nor its Subsidiaries has ever maintained a Benefit Plan subject to Title IV of ERISA. Each Benefit Plan maintained by Seller or its Subsidiaries, has been maintained in material compliance with the applicable requirements of ERISA (including, but not limited to, the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA), the Code and any other applicable requirements of Law governing each Benefit Plan; and each Benefit Plan has been administered in accordance with its terms and in material compliance with all requirements of Law. Neither Seller nor any member of its Control Group has withdrawn from any Multiemployer Plan or taken any action to do so, and the transactions contemplated by this Agreement will not result in any withdrawal liability under any Multiemployer Plan.

     Section 3.12. Accounts Receivable and Work-in-process. The accounts
                   ---------------------------------------
receivable and unbilled work-in-process contained in the Acquired Assets (i) are valid and genuine; (ii) have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; (iii) are, to the Knowledge of Seller and its Subsidiaries, not subject to valid defenses, set-offs or counterclaims. No advanced billing, advanced collection or prepayment has been made with respect to any of the accounts receivable or unbilled work-in-process contained in the Acquired Assets.

     Section 3.13. Certificate of Service. The parties shown on the Certificate
                   ----------------------
of Service attached as Schedule 3.13 constitute all parties entitled to Notice
                       -------------
of the Selling Companies' intent to sell the Acquired Assets (and assume and assign the Designated Contracts) under Bankruptcy Rule 2002 and include, without limitation, all parties owning, claiming or asserting a Lien in or to any of the Acquired Assets.

     Section 3.14.  Accuracy of Warranties. To the Knowledge of Seller, no
                    ----------------------
representation or warranty by Seller in the Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in the Agreement, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER


     Purchaser represents and warrants to Seller as follows:

     Section 4.1.  Organization. Purchaser is a corporation validly existing and
                   ------------
in good standing under the Laws of its jurisdiction of incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as it is now being conducted. Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have individually or in the aggregate either a material adverse effect on its ability to consummate the transactions contemplated hereby or hinder or delay such consummation, or on the rights of Seller hereunder.

     Section 4.2.  Authority Relative to this Agreement. Purchaser has the
                   ------------------------------------
corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate actions. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other Laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

     Section 4.3.  Consents and Approvals. Except for any consents, approvals,
                   ----------------------
or authorizations of, or declarations or filings with, the Bankruptcy Court, no consent, approval, or authorization of, or declaration, filing or registration with, any Governmental or Regulatory Authority or other Person is required to be made or obtained by Purchaser in connection with its execution, delivery, and performance of this Agreement.

     Section 4.4.  No Violations. Neither the execution, delivery or performance
                   -------------
of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of Purchaser, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, plan, or other instrument or obligation to which Purchaser is a party or by which any of Purchaser's properties or assets may be bound or affected (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Purchaser or Purchaser's properties or assets, or (d) cause the suspension or revocation of any permit, license, governmental authorization, consent, or approval necessary for Purchaser to perform its obligations under this Agreement, except in the case of clauses (b), (c) and (d) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions, or revocations that could not reasonably be expected to individually or in the aggregate have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby or materially hinder or delay such consummation, or on the rights of Seller hereunder.

     Section 4.5.  Financing. Purchaser has cash on hand or unconditional
                   ---------
commitments for financing sufficient to deliver the Closing Payment to Seller.

                                   ARTICLE V.

                                    COVENANTS

     Section 5.1.  Conduct of Business by Seller Pending the Closing. Except as
                   -------------------------------------------------
reasonable and necessary to the continued prosecution of the Chapter 11 Case, or as otherwise required by the Bankruptcy Code, between the date of execution of this Agreement and the Closing, Seller will cause the Acquired Assets and the Assumed Liabilities to be operated in the ordinary course of the Business as conducted prior to the date hereof, and shall not take any action inconsistent with the transactions contemplated hereby and will not permit any material transactions outside the ordinary course of the Business as conducted prior to the date hereof without the prior written consent of Purchaser. In any case, and without limiting the generality of the foregoing, Seller will (and will cause its Subsidiaries to) observe the following, except with the prior consent of
Purchaser: (a) not enter into any Contract outside the ordinary course of the Business which is dissimilar in nature, risk or magnitude to Contracts customarily entered into in the operation of the Business prior to the date hereof; (b) other than in the ordinary course of the Business, not enter into, amend, modify or take, or fail to take, actions that cause a termination (partially or completely), grant any waiver, discount or credit under, or give any consent with respect to any Designated Contract or any License related to any Acquired Assets; (c) except in the ordinary course of business or as set forth on Schedule 5.1, (i) not increase the compensation payable or to become
         ------------
payable to its officers, directors or employees, (ii) not make any loan, or enter into any transaction with, any of its directors, officers or employees, or
(iii) not establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, trust fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by Law; (d) use commercially reasonable efforts to maintain the tangible Acquired Assets in good working order and condition, ordinary and reasonable wear and tear excepted; (e) not sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or create or incur a Lien on any of the Acquired Assets, or any interests therein;
(f) comply in all material respects with all Laws and Orders applicable to the Acquired Assets, and promptly following receipt thereof, give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of or any Liability under any such Law or Order;
(g) not waive any right of the Selling Companies relating to the Acquired Assets or the Assumed Liabilities; (h) not intentionally do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect; and (i) not enter into any agreement or become obligated to do or engage in any of the foregoing.

     Section 5.2.  Access and Information.
                   ----------------------

          (a) Subject in all cases to the terms of the Confidentiality Agreement dated June 8, 2001, Seller shall afford to Purchaser and to Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Closing Date to all Books and Records, assets and properties, and personnel of Seller or its Subsidiaries that pertain to the Acquired Assets or the Assumed Liabilities and, during such period, shall furnish as promptly as practicable to Purchaser any and all such information as Purchaser reasonably may request pertaining to the Acquired Assets or the Assumed Liabilities (including, without limitation, copies of Contracts, Leases and other Books and Records).

          (b) Seller shall use its reasonable efforts to preserve the relationship with and goodwill of its clients, suppliers, employees and others having business relations with the Selling Companies. Seller shall promptly notify Purchaser of (i) any new business prospects or Contracts, (ii) any claims or defaults, or alleged defaults Known by Seller, arising under any Designated Contract, or (iii) any adverse change in the business relationship with any clients, suppliers, employees or others having business relations with the Selling Companies.

          (c) Without limiting any other provision of this Agreement, from and after Closing Seller shall cooperate with Purchaser to schedule client meetings, and permit Purchaser to attend client meetings, to assist in preserving and transitioning the Acquired Assets to Purchaser.

     Section 5.3.  Additional Matters. On the terms and subject to the
                   ------------------
conditions of this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers (other than the waiver of their respective conditions to closing), consents, and approvals required under this Agreement.

     Section 5.4.  Further Assurances. In addition to the provisions of this
                   ------------------
Agreement, at any time and from time to time after the Closing Date, Seller, its Subsidiaries and Purchaser will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other actions as may be reasonably requested to implement more effectively, the conveyance and transfer of the Acquired Assets to Purchaser and the assumption of the Assumed Liabilities by Purchaser. Without limiting the foregoing, from time to time after the Closing, Seller and its Subsidiaries shall take such actions as may be reasonably requested by Purchaser so that (or to confirm that) all right, title and interest of Seller and its Subsidiaries in and to the Acquired Assets are, as requested by Purchaser, either extinguished or transferred to Purchaser. Without limiting the foregoing, Seller will promptly (and, in any event, within three business days) pay to

Purchaser any amounts it receives with respect to the Acquired Assets, including without limitation accounts receivable and unbilled work-in-process which are Acquired Assets.

     Section 5.5.  Closing Date A/R and Closing Date WIP. Seller will deliver to
                   -------------------------------------
Purchaser within five business days after the Closing Date a true and complete list of the Closing Date WIP and the Closing Date A/R, including an aging report as of the Closing Date, original invoices, documents and files relating to the Closing Date WIP and Closing Date A/R, together with such other information relating thereto, as well as original invoices, documents and files relating to any accounts receivable which are Acquired Assets (including without limitation a list of those accounts receivable that are more than 90 days old as of the Closing Date) of the Selling Companies, as Purchaser may reasonably request to assist in its collection efforts. Prior to the delivery of such list, Seller will use its best efforts to bill all of the Closing Date WIP, after cooperating with Purchaser to ensure that all project managers have reviewed and revised the billable hours under each of the Closing Date WIP accounts in a manner consistent with past practices. Within five business days after receipt of such list, Purchaser shall pay to Seller 75% of the Closing Date A/R and Closing Date WIP. Notwithstanding the foregoing, in accordance with Section 8.2 (b) Purchaser shall have the right to offset any amount that it may owe to Seller under this
Section 5.5 against any Loss incurred or reasonably expected to be incurred by Purchaser or its Affiliates. For as long as any accounts receivable or unbilled work-in-process that are Acquired Assets remain uncollected, Seller agrees to furnish any additional information relating to such unbilled work-in-process and accounts receivable (including without limitation original invoices, documents and files relating to the unbilled work-in-process and accounts receivable) of the Selling Companies as Purchaser may reasonably request. If Purchaser has any dispute relating to any amount it may owe to Seller under this Section 5.5 relating to accounts receivable or unbilled work-in-process that are Acquired Assets, Purchaser shall notify Seller of such dispute in writing specifying in detail the particulars of such dispute within 10 business days after the discovery of the dispute. Purchaser and Seller shall promptly use reasonable efforts for a period not to exceed 15 business days after Seller's receipt of such notice (or such longer period as they may mutually agree upon) to resolve any dispute raised by Purchaser with respect to such accounts receivable or unbilled work-in-process. If the parties are unable to reach an agreement within such period, then either party may submit the dispute for resolution as follows:
(i) if the dispute is based on an accounting issue, to a nationally recognized independent accounting firm ("Arbiter") jointly selected by Seller and Purchaser, but if Seller and Purchaser are unable to agree on an Arbiter, then each will select two such accounting firms (which firms shall not have been the auditor for the selecting party during the two preceding years), and the Arbiter will be chosen from among those four by lot; and (ii) if the dispute is not based on an accounting issue, then to the Bankruptcy Court; provided that if a dispute under this Section is submitted for resolution to an Arbiter or the Bankruptcy Court, then the losing party in that resolution shall be responsible for the other party's reasonable costs and attorneys' fees, as well as for the fees, costs, and expenses of the resolution and of the Arbiter or the Bankruptcy Court, as the case may be.

     Section 5.6.  Advance Billing and Prepayments. To the extent that there has
                   -------------------------------
been any billing, collection or prepayment under a Designated Contract prior to or in advance of the Selling Companies performing a commensurate percentage of their obligations pursuant to such Designated Contract or with respect to any accounts receivable contained in the Acquired Assets, an appropriate adjustment may be made to the Purchase Price, at Purchaser's option, in lieu of terminating this Agreement for breach. Within five business days after the Closing Date, Seller will deliver to Purchaser a summary as of the Closing Date of all such billings, collections or prepayments.

     Section 5.7.  Enforcement of Agreements. From and after the date of this
                   -------------------------
Agreement, upon the written request of Purchaser, Seller shall use its reasonable efforts to enforce the non-competition, confidentiality, non-solicitation and other rights under Contracts of the Selling Companies as reasonably instructed by Purchaser, and Purchaser shall reimburse Seller for its reasonable and documented out-of-pocket costs and expenses incurred by Seller in so enforcing those Contracts. This covenant shall survive the Closing and be in effect so long as the Bankruptcy Case shall be pending.

     Section 5.8.  Covenant-Not-to-Compete. In consideration of Purchaser's
                   -----------------------
consummation of the transactions contemplated hereby, and as a material inducement to Purchaser to enter into this Agreement, Selling Companies covenant and agree as follows:

          (a) During the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the "Noncompete Period"), no Selling Company shall at any time, in any capacity, directly or indirectly, do any of the following: (i) be a Competing Organization or provide any management, consulting, financial, administrative or other services to any Competing Organization, including, without limitation, participating directly or indirectly as a stockholder, member, operator, agent, representative or partner of, or having any direct or indirect financial interest (including, without limitation, the interest of a creditor) in, any Competing Organization, or (ii) permit all the present or former names of the Selling Companies or any derivation thereof to be used by any Competing Organization. "Competing Organization" shall include any Person (i) located or doing business any where in North America (the "Geographic Area"), and (ii) then engaged in or about to become engaged in, a business identical to or similar to the Business.

          (b) During the Noncompete Period, no Selling Company shall at any time in any capacity, directly or indirectly, (i) induce or attempt to induce any employee (including leased employees) of Purchaser or any of its Affiliates to leave their employ, or otherwise solicit the employment of any such employee of Purchaser or any of its Affiliates, hire any such employee or in any way interfere with the relationship between Purchaser or any of its Affiliates and any of such employees, (ii) induce or attempt to induce any current or prospective client, alliance partner, supplier, licensee, licensor, franchisee or other business relation of either Purchaser or any of its Affiliates to cease doing business with them or in any way interfere with the business relationship between either Purchaser or any of its Affiliates with such Persons, or (iii) solicit the business of any then existing or prospective client, alliance partner, customer of Purchaser or any of its Affiliates.

          (c)  If, at the time of enforcement of any of the provisions of this
Section 5.8 a court holds that the restrictions stated herein are unreasonable under the circumstances then existing or are otherwise illegal, invalid or unenforceable in any respect by reason of its duration, definition of Geographic Area or scope of activity, or any other reason, the parties hereto agree that the maximum period, scope or geographical area reasonable or otherwise enforceable under such circumstances shall be substituted for the stated period, scope or area.

          (d) Without limiting any of Purchaser's rights under this Agreement, the parties acknowledge that Purchaser shall be entitled to enforce its rights under this Section 5.8 specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provisions of this
Section 5.8 and to exercise all other rights existing in its favor. The parties acknowledge and agree that the breach of any term or provision of this Section
5.8 by Selling Companies shall materially and irreparably harm Purchaser, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Section 5.8 by Selling Companies and that Purchaser in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Section 5.8. Seller agrees to be responsible for any breach of this Section 5.8 by any of its Subsidiaries.

     Section 5.9.  Change of Corporate Names. On or before the Closing Date,
                   -------------------------
except as otherwise agreed to in writing by Purchaser, Seller shall take all appropriate action to cause each of the Selling Companies to change their corporate or company names to names that are dissimilar to the names used by any Selling Company and such changed names shall not contain any derivation or variation of any named used by any Selling Company.

                                  ARTICLE VI.

                              CONDITIONS PRECEDENT

     Section 6.1.  Conditions Precedent to Obligation of Seller and Purchaser.
                   ----------------------------------------------------------
The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

          (a) the Section 363/365 Order shall have been entered by the Bankruptcy Court, shall not then be stayed and shall not have been reversed, modified or amended; provided that, if prior to January 7, 2002, the Section 363/365 Order has been modified or amended but remains in a form reasonably acceptable to Purchaser, then the condition in this Section 6.1(a) shall be deemed satisfied;

          (b) no Action or Proceeding by any Governmental or Regulatory Authority shall have been instituted that is reasonably expected to prohibit the transactions contemplated by this Agreement.

     Section 6.2.  Conditions Precedent to Obligation of Seller. The obligation
                   --------------------------------------------
of Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional condition: Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by Purchaser at or prior to the Closing Date, and the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made at and as of such date, except as otherwise contemplated by this Agreement.

     Section 6.3.  Conditions Precedent to Obligation of Purchaser. The
                   -----------------------------------------------
obligation of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

          (a) the Bidding Procedures Order shall have been entered on or before December 15, 2001, and shall have become a Final Order prior to the Closing Date;

          (b) The Section 363/365 Order shall have been entered by the Bankruptcy Court on or before January 7, 2002 and such order shall not have been stayed, modified, reversed or amended; provided, however, that if such order is stayed, modified or amended, and the stay is lifted, or after the order is modified or amended, the order remains in a form reasonably acceptable to Purchaser, then, at Purchaser's option, the condition shall be satisfied;

          (c) The Section 363/365 Order shall have been entered by the Bankruptcy Court on or before January 7, 2002, and no appeal shall have been taken, or stay requested or reconsideration sought from the Bankruptcy Court or other court. Notwithstanding the above, Purchaser may in its sole discretion elect to proceed with Closing.

          (d) Seller shall have performed in all material respects all of its obligations under this Agreement required to be performed by Seller at or prior to the Closing Date and the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except that any representation or warranty qualified by materiality or a Material Adverse Effect shall be true and correct in all respects) as of the Closing Date as if made at and as of such date;

          (e) there shall not have occurred any Material Adverse Effect on or at any time after the date of this Agreement;

          (f) there shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, and there shall not be pending on the Closing Date any Action or Proceeding which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement of any such Law;

          (g) with respect to any License of any right to Intellectual Property from the Seller to any third party, such License shall continue after the Closing only with respect to such rights to Intellectual Property as they existed immediately before the Chapter 11 Case commenced within the meaning of
Section 365(n) of the Bankruptcy Code;

          (h) none of the Chapter 11 Case shall have been dismissed or converted to a case under Chapter 7 of the Bankruptcy Code and neither Seller nor any of its Subsidiaries shall have filed a motion or other pleading seeking the dismissal of any of the Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise; and

          (i) all consents, approvals, authorizations, declarations and filings referred to in Section 3.3(a) and on Schedule 3.3 shall have been obtained in
                                     ------------
form and substance reasonably satisfactory to Purchaser.

                                  ARTICLE VII.

                                   TERMINATION

     Section 7.1.  Termination. This Agreement may be terminated: (a) by mutual
                   -----------
written agreement of Seller and Purchaser prior to the Closing Date; (b) by either Seller or Purchaser if the Bankruptcy Court approves a higher or better offer for all or some of the Acquired Assets; (c) by Purchaser if any of the conditions set forth in Section 6.3 or any of the covenants set forth in Article IX shall not have been satisfied by the end of the day on January 7, 2002 or by such earlier date expressly specified in such conditions or such covenants, and shall not have been waived by Purchaser; (d) by Seller if (i) any of the conditions set forth in Section 6.2 shall not have been satisfied by January 7, 2002, and shall not have been waived by Seller, or (ii) an appeal of the Section 363/365 Order shall have been taken and the Closing shall not have occurred before February 20, 2002; (e) by either Seller or Purchaser if any of the conditions set forth in Section 6.1 shall not have been satisfied by the end of the day on January 7, 2002, and shall not have been waived by the party seeking the termination; or (f) by Purchaser if Seller shall fail to file the Chapter 11 Case within one business day after the execution of this Agreement.

     Section 7.2.  Effect of Termination.  If this Agreement is validly
                   ---------------------
terminated pursuant to Section 7.1, this Agreement will immediately become null and void, and there will be no liability or obligation on the part of Seller, Purchaser or their respective Affiliates (or any of their respective officers, directors, employees, agents or other representatives), except that the provisions with respect to the Break-Up Fee and Reimbursement Expenses in
Section 7.3 and expenses in Section 10.8 will continue to apply following any such termination.

         Section 7.3. Break-Up Fee. If this Agreement is terminated, then Seller
                      ------------
shall pay to Purchaser the following amount in cash either (A) the sum of (1) $100,000 (the "Break-Up Fee"), plus (2) the fees and expenses, internal and external, reasonably incurred by Purchaser in connection with the transactions contemplated hereby, in an aggregate amount not to exceed $200,000 (the "Reimbursement Expenses"), if the termination is pursuant to Sections 7.1(b), 7.1(d)(ii) or 7.1(f); or (B) the Reimbursement Expenses, in the event of any other termination of this Agreement, other than pursuant to Sections 7.1(a) or 7.1(d)(i). The Break-Up Fee and Reimbursement Expenses shall be paid by Seller
(1) on the closing date of the other sale from the proceeds of such sale, if the termination is pursuant to Section 7.1(b), and (2) within five business days after the date of termination, in the event of any other termination, other than pursuant to Sections 7.1(a) or 7.1(d)(i). The provision for the payment of the Break-Up Fee and the Reimbursement Expenses in this Section 7.3 is an integral part of the transactions contemplated by this Agreement and without this provision Purchaser would not have entered into this Agreement. Accordingly, if payment shall become due and payable pursuant to this Section 7.3, and, in order to obtain such payment, suit is commenced which results in a judgment against Seller, Seller shall pay to Purchaser the reasonable costs and expenses, including attorneys' fees, of Purchaser in connection with such suit, together with court costs and prejudgment interest.

                                 ARTICLE VIII.

                                EMPLOYEE MATTERS

         Section 8.1. Hiring of Employees; No Prior Service Credit.
                      --------------------------------------------

               (a) Immediately prior to the Closing, the employment of all Employees of Seller or its Subsidiaries (the "Business Employees") shall either be terminated by Seller and its Subsidiaries, or Seller and its Subsidiaries shall accept their voluntary resignations in writing, and Seller and its Subsidiaries shall also cause Administaff Companies, Inc. to also terminate the employment of such Employees. Purchaser may, in its sole discretion, offer employment to any or all Business Employees or former Business Employees on such terms and conditions as shall be determined by Purchaser in its sole discretion. Seller recognizes that Purchaser intends to make offers of employment at terms and conditions of employment different from those provided by Seller and its Subsidiaries and that it is uncertain how many Business Employees of Seller and its Subsidiaries will be offered or will accept employment.

               (b) In furtherance of the foregoing, commencing on the date of this Agreement, Purchaser shall have the right, but not the obligation, to contact and negotiate employment terms with any Business Employees. Seller shall reasonably cooperate with Purchaser in this regard and, without limitation, Seller agrees to the following to the extent reasonably requested by Purchaser. From time to time, Seller shall cooperate with Purchaser to permit Purchaser (i) to review personnel files of Business Employees to the extent permitted under applicable Law, (ii) to meet with supervisors and managers of Seller to discuss employment opportunities with Purchaser and other issues such as the performance of Business Employees who have signed authorization/release forms, and (iii) to interview Business Employees. Purchaser shall be responsible for complying with all applicable Laws in the interviewing and hiring process, and any liability incurred in the interviewing and hiring process based on conduct of Purchaser (or of Seller at the written request of Purchaser) shall be the responsibility of Purchaser; provided, that in no event will Purchaser be responsible or liable for any severance payments, unemployment compensation or other termination-related benefits for or with respect to Business Employees or any strike, work-slow down or other labor disturbance by any Business Employees during the period prior to and as of the Closing.

               (c) All such Business Employees (or any other Employees formerly with Seller or any of its Subsidiaries) who are offered and accept employment with Purchaser are hereinafter referred to as the "Purchaser Employees." Each Purchaser Employee shall be eligible to participate in any and all Benefit Plans appropriate for individuals in his or her position sponsored by Purchaser for the benefit of its employees in those positions subject to the terms and conditions of such plans. Purchaser expects that all Purchaser Employees would be eligible to receive option grants consistent with Purchaser's new hire practices, subject to the terms and conditions of Purchaser's option plan. Except as Purchaser may otherwise agree in its sole discretion with any Purchaser Employee, each Purchaser Employee shall be deemed to have accrued no prior service credit for any purpose (including but not limited to participation, vesting and benefit accrual under any Benefit Plan, and seniority, title or duties with respect to employment) in respect of their period of employment with Seller and its Subsidiaries, or any prior employer or co-employer, in connection with their employment with Purchaser or under any Benefit Plan. Before Closing, Seller shall take all actions necessary to terminate Seller's retirement plan qualified under Code Sections 401(a) and 401(k) ("Seller's 401(k) Plan"). After Closing, each Purchaser Employee shall be permitted to rollover such Employee's account from Seller's 401(k) Plan to Purchaser's retirement plan qualified under Code Sections 401(a) and 401(k), subject to the terms and conditions of that plan.

               (d) Seller shall be responsible for any and all wages, bonuses, commissions employee benefits, severance pay and other compensation (including all obligations under any Benefit Plans) to the Employees arising out of their employment and the termination of their employment with Seller and its Subsidiaries prior to and as of the Closing. Purchaser shall be responsible for any and all wages, bonuses, commissions, employee benefits and other compensation that may be due to the Purchaser Employees arising out of their employment with Purchaser after the Closing. Further, in respect of notices and payments relating to events occurring on or prior to the Closing, Seller shall be responsible for and assume all Liability for any and all notices, payments, fines or assessments due to any Governmental or Regulatory Authority or to any other Person, pursuant to any Law, Order or Contract, with respect to the employment, discharge or layoff of Employees by the Seller or its Subsidiaries as of or before the Closing, including but not limited to the Worker Adjustment and Retraining Notification Act and any related rules or regulations.

               (e) Seller's Welfare Plans that provide benefits to the Business Employees shall be liable for the payment of all benefits under such plans to eligible Business Employees and their eligible dependents for claims arising prior to Closing including but not limited to the payment of benefits to any of the Business Employees or his/her eligible dependents who is currently receiving medical care as of Closing and the payment of any claims under any of Seller's Welfare Plans that are incurred but unreported as of Closing. Purchaser shall not be liable for payment of any disability benefit due to Business Employees who, prior to the Closing, are in the waiting or qualifying period for disability benefits. After the Closing, Seller shall be responsible and liable for all disability benefits payable to such employees under the Seller's disability plan. Seller shall assume all responsibility for any obligation and any liability under Code Section 4980B for all Business Employees who are terminated by Seller prior to Closing including any Business Employees who are offered but do not accept employment with Purchaser after Closing.

               (f) Nothing in this Article VIII express or implied shall confer upon any Employee or Purchaser Employee or other Person or legal representative thereof any rights or remedies, including any right to employment or compensation or benefits of any nature or kind whatsoever.

          Section 8.2. PTO Obligations; Offset.
                       -----------------------

               (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent Seller makes any payments after the Closing Date pursuant solely to any accrued vacation and other paid leave obligations of the Selling Companies arising prior to the Closing Date with respect to the Purchaser Employees that are required to be paid by Seller in the Chapter 11 Case (collectively, the "PTO Obligations"), Purchaser agrees to reimburse the Seller for any amounts paid pursuant to such PTO Obligations; provided, however, that in no event shall the Purchaser's obligations with respect to the PTO Obligations exceed $250,000 in the aggregate (the "Cap"). At least 14 days prior to date on which Seller makes any payment pursuant to any PTO Obligation (the "Payment Date"), Seller will give written notice to Purchaser of such payment. Within 14 days after the Payment Date, Purchaser will reimburse Seller for such payment, subject and pursuant to the terms of this Section 8.2. If Purchaser obtains a waiver of the PTO Obligations for a Purchaser Employee, the Cap shall be reduced on a dollar-for-dollar basis to the extent that such waiver has relieved Seller of an obligation to pay the given PTO Obligation. Notwithstanding the foregoing, in accordance with Section 8.2(b) Purchaser shall have the right to offset any amount that it may owe to Seller under this Section 8.2(a) against any Loss incurred or reasonably expected to be incurred by Purchaser or its Affiliates. In no event shall the PTO Obligations include any responsibility to withhold any amounts required by law, to file any payroll tax return or to make any other required filings, which responsibilities shall remain the sole obligation of the Seller.

               (b) Purchaser shall give Seller written notice (the "Offset Notice") of any claimed offset as a result of any Loss incurred or reasonably expected to be incurred by Purchaser or its Affiliates on or before any Payment Date. If Seller disagrees with the claimed offset amount, Seller shall notify Purchaser of such disagreement in writing specifying in detail the particulars of such disagreement within 10 business days after Seller's receipt of the Offset Notice. Purchaser and Seller shall promptly use reasonable efforts for a period not to exceed 15 business days after Purchaser's receipt of such notice (or such longer period as they may mutually agree upon) to resolve any disagreements raised by Seller with respect to the Offset Notice. If the parties are unable to reach an agreement within such period, then either party may submit the dispute for resolution as follows: (i) if the dispute is based on an accounting issue, to a nationally recognized independent accounting firm ("Arbiter") jointly selected by Seller and Purchaser, but if Seller and Purchaser are unable to agree on an Arbiter, then each will select two such accounting firms (which firms shall not have been the auditor for the selecting party during the two preceding years), and the Arbiter will be chosen from among those four by lot; and (ii) if the dispute is not based on an accounting issue, then to the Bankruptcy Court; provided that if a dispute under this Section is submitted for resolution to an Arbiter or the Bankruptcy Court, then the losing party in that resolution shall be responsible for the other party's reasonable costs and attorneys' fees, as well as for the fees, costs, and expenses of the resolution and of the Arbiter or the Bankruptcy Court, as the case may be.

               (c) Purchaser shall have standing (and the 363/365 Order shall so provide) to object to the appropriateness and amount of the payment of any PTO Obligation made by Seller. The Seller shall only pay PTO Obligations to the extent such PTO Obligations constituted allowed claims under the Bankruptcy Code. Seller agrees that it shall not file or pursue any motions to pay the PTO Obligations, including without limitation any motion under Section 105 of the Bankruptcy Code or otherwise. The allowed claims relating to PTO Obligations shall be paid according to the priorities set forth in the Bankruptcy Code and at the time similarly situated claims are paid in the ordinary course of the Seller's Chapter 11 Cases.

                                  ARTICLE IX.

                               BANKRUPTCY MATTERS

          Section 9.1. Cure of Defaults. Subject to the prior approval of the
                       ----------------
Bankruptcy Court and only to the extent required under Section 1.3, the Purchaser shall, on or prior to the Closing, pay to the Seller the aggregate amount necessary to cure any and all monetary defaults and breaches under and satisfy (or, with respect to any Assumed Liability or obligation that cannot be rendered non-contingent and liquidated prior to the Closing Date, make effective provision reasonably satisfactory to the Bankruptcy Court for satisfaction from funds of the Purchaser) any Assumed Liability or obligation that must be so satisfied so that such Designated Contracts (as such list of Designated Contracts may be modified hereunder) may be assumed by the Seller and assigned to the Purchaser in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement (including, without limitation, Sections 1.2 and 1.3); provided that, subject to the provisions of Section 9.2 regarding undisclosed or new Contracts, (i) Purchaser shall, on or prior to the date on which the Added Contracts are assumed and assigned to Purchaser ("Assignment Date"), pay to Seller the aggregate amount necessary to cure any and all monetary defaults and breaches under and satisfy (or, with respect to any Assumed Liability or obligation that cannot be rendered non-contingent and liquidated prior to the Assignment Date, make effective provision reasonably satisfactory to the Bankruptcy Court for satisfaction from funds of the Purchaser) any Assumed Liability or obligation that must be so satisfied so that such Added Contracts may be assumed by the Seller and assigned to the Purchaser in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement (including, without limitation, Sections 1.2 and 1.3), and (ii) Seller shall bear the cure costs of any Added Contract to the extent the cure amount is required to be set forth on Schedule 1.2 and exceeds such cure amount set forth
                            ------------
on Schedule 1.2. The Seller shall use such cure amounts solely to satisfy the
   ------------
obligations described in the preceding sentence in order to consummate the Agreement. To the extent that the cure amount for any given Designated Contract exceeds the amount for the given Designated Contract set forth on the Designated Contracts List, Seller shall be solely responsible for such excess amount and will pay such amount from the proceeds of the sale contemplated by this Agreement. In no event shall the Purchaser's obligation to cure any Designated Contract exceed the amount set forth on the Designated Contracts List for a given Designated Contract, whether or not the Bankruptcy Court ultimately determines a greater cure amount is required.

          Section 9.2. Undisclosed Contracts; New Contracts. Notwithstanding
                       ------------------------------------
anything in Section 1.2, if any Selling Company or the Purchaser discovers, whether before or after the Closing, any executory Contract of any of the Selling Companies that was not included in the list of executory Contracts disclosed to the Purchaser prior to the Closing or if any of the Selling Companies shall have entered into a new Contract relating to the provision of professional consulting services after the execution of this Agreement, then Seller shall promptly notify Purchaser of such omission or new Contract, as applicable, and at the Purchaser's option, Seller shall take reasonable steps to cause such Contract to be assumed by, and assigned to, the Purchaser; provided, however, that any such assignment or assumption of any omitted or new Contract shall be in Purchaser's sole discretion and the cure costs for any omitted Contract shall be borne by Seller and the cure costs for any new Contract shall be borne by Purchaser. Under no circumstances, without the Purchaser's prior written consent, shall the Selling Companies reject any Designated Contract or other Contract relating to the provision of professional consulting services without having first provided the Purchaser with five business days' advance written notice of the Seller's intent to reject any such Contract.

          Section 9.3. Bankruptcy Court Orders.
                       -----------------------

               (a) The Seller hereby confirms that it is critical to the process of arranging an orderly sale of the Seller's assets to proceed by selecting the Purchaser to enter into this Agreement in order to present the Bankruptcy Court with arrangements for obtaining the highest realizable prices for the assets and that, without the Purchaser having committed substantial time and effort to such process, the estates of the Seller would have to employ a less orderly process of sale and thereby both incur higher costs and risk attracting lower prices. Accordingly, the contributions of the Purchaser to the process have indisputably provided very substantial benefit to the estates of the Seller. The Seller acknowledges that the Purchaser would not have invested the effort in negotiating and documenting this proposed transaction and incurring duties to pay its outside advisors if the Purchaser were not entitled to the Break-Up Fee and Reimbursement Expenses incurred as a result of the Purchaser's attempt to purchase the Acquired Assets, if the Purchaser is not the successful bidder for the Acquired Assets.

               (b) On or before two business days after the commencement of the Chapter 11 Case, Seller shall file a motion or motions with the Bankruptcy Court to set a hearing (the "Bidding Procedures Hearing") to consider entry of an order in a form reasonably acceptable to Purchaser (the "Bidding Procedures Order") approving bidding procedures, including among other things, (i) the Break-Up Fee and Reimbursement Expenses and all other payments to Purchaser arising under this Agreement as joint and several obligations of the Seller having priority as administrative expenses in the Chapter 11 Case, (ii) all bidders must agree to be bound by all the terms of this Agreement, except as modified to price only; (iii) all bidders must provide assurance adequate to Seller (in Seller's discretion) of their ability to perform the obligations pursuant to any bid; (iv) any competing offer must be in an amount of at least $400,000 in excess of the Purchase Price and must provide for the direct payment to Purchaser on or before the closing date of the other sale of the Break-Up Fee and Reimbursement Expenses; (v) any subsequent competing offer must be in increments of no less than $100,000; (vi) all competing offers must be in cash and may not be contingent on financing necessary to consummate the transaction;
(vii) Purchaser shall be entitled at its option to match any competing bids which offer shall be deemed a higher and better offer; (viii) Purchaser shall be entitled to credit the Break-Up Fee and Reimbursement Expenses against any competing offer; (ix) Seller shall provide notice of the hearing to consider entry of a Section 363/365 Order on an expedited basis to the Seller's creditors and publish such notice in the Wall Street Journal (National Edition); and (x) Seller shall provide each jurisdiction in which it or any of its subsidiaries are subject to tax with copies of any motion for entry of an Section 363/365 Order.

               (c) The Seller shall use its reasonable efforts to obtain the Bankruptcy Court's entry of a Section 363/365 Order on or before January 7, 2002 approving of this proposed transaction. The Section 363/365 Order shall be in such form and substance reasonably acceptable to the Purchaser and shall contain, among other things, the provisions set forth in Schedule 9.3(c).
                                                         ---------------

               (d) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from the Bidding Procedures Order or
Section 363/365 Order, the Seller shall immediately notify the Purchaser of such appeal or stay request and shall provide to the Purchaser within one (1) day a copy of the related notice of appeal or order of stay or application for reconsideration. The Seller shall also provide the Purchaser with copies of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders and any related briefs. Seller agrees to take all steps as may be reasonable and appropriate to defend against such appeal, petition of motion and to use its reasonable efforts to obtain an expedited resolution of such appeal, provided that nothing herein shall preclude the parties hereto from consummating the transactions contemplated herein if the Section 363/365 Order shall have been entered and not been stayed and the Purchaser (in its sole discretion) has waived in writing the condition set forth in Section 6.3(c), in which event Purchaser shall be able to assert the benefits of Section 363(m) of the Bankruptcy Code as a consequence of which such appeal shall become moot.

        Section 9.4.   Timing of Rejection Of Leases And Executory Contracts.
                       -----------------------------------------------------

               (a) In the event that Seller decides to reject a lease or executory Contract, Seller shall provide written notice of such intent to Purchaser so as to be received by Purchaser no less than seven business days prior to filing a motion to reject such lease or executory Contract. If the Purchaser desires that the Seller not reject such lease or executory Contract at that time, then, within five business days after receiving written notice from Seller of its intent to reject, Purchaser shall notify Seller in writing of its desire that Seller not reject such lease or executory Contract at that time; provided that in the absence of such notice within such time, Seller may reject any lease or executory Contract that was the subject of Seller's notice to Purchaser. If both notices are properly given, Seller shall delay seeking to reject the lease or executory Contract until otherwise notified by Purchaser; provided, however, that Purchaser shall be obligated to pay the carrying costs and any and all other documented charges and expenses for such lease or executory Contract incurred by the Seller from the time the Seller receives notice of the Purchaser's desire that Seller not reject such lease or executory Contract until Purchaser notifies Seller that it may reject such lease or executory Contract. Purchaser shall have no liability for carrying costs or any other charges and expenses for such lease or executory Contract or any obligations under such lease or executory Contract that were or are incurred prior to Purchaser providing notice to the Seller of its desire that Seller not reject such lease or executory Contract or after Purchaser notifies Seller that it may reject such lease or executory Contract.

               (b) If the Purchaser desires that the Seller not reject a lease or executory Contract but rather have the lease or executory Contract assumed and assigned to Purchaser, within five business days after receiving written notice from Seller of its intent to reject, Purchaser shall so notify Seller in writing. In such an event, Seller shall cooperate with Purchaser and use Seller's reasonable efforts to promptly assume and promptly assign to Purchaser such additional leases or executory Contracts of Seller that Purchaser designates, provided that Purchaser shall be required to pay all cure costs for any such leases or executory Contracts. In such event, these additional leases and executory Contracts shall be deemed to be assumed Designated Contracts, but only to the extent such leases and executory Contracts were included on the Designated Contracts list at one time.

          Section 9.5. Right of First Refusal Over Certain Other Assets. At any
                       ------------------------------------------------
time and from time to time whether prior to or after the Closing Date, Seller hereby agrees with Purchaser that Purchaser shall have the right of first refusal over any assets that are not Acquired Assets of the Seller or its Subsidiaries used or held for use in connection with the Business. To give effect to the right of first refusal, Seller shall provide Purchaser with written notice at least seven business days prior to any sale or other disposition by Seller or any of its Subsidiaries, such notice to contain in reasonable detail the proposed terms of such sale or other disposition. Purchaser shall have the right to acquire such assets upon the same terms and conditions as set forth in such notice and may exercise such right by giving written notice to Seller within five business days after the receipt by Purchaser of the notice of such proposed sale or other disposition; provided that in the absence of such notice from Purchaser to Seller within such time, Seller may effect any sale or other disposition that was the subject of Seller's notice to Purchaser.

                                   ARTICLE X.
                               GENERAL PROVISIONS

          Section 10.1. Survival of Representations and Warranties. The
                        ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing until July 15, 2002; provided, however, that any right to offset claimed by Purchaser on or before any Payment Date pursuant to Sections 5.5 and 8.2 shall survive until resolved among the parties. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein.

          Section 10.2. Taxes. All sales, use, transfer and documentary taxes or
                        -----
fees, if any, payable in connection with the sale, conveyance, assignments, transfers and deliveries to be made to Purchaser hereunder shall be borne by the party upon whom they are assessed and paid simultaneously with the Closing.

          Section 10.3. Notices. All notices, claims, demands, and other
                        -------
communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission or (b) confirmed delivery by a standard overnight carrier or when delivered by hand, in each case addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice): (a) If to Purchaser, to: Lante Corporation, 600 West Fulton, Suite 400, Chicago, Illinois 60661, Telecopy:
(312) 876-9866, Attention: General Counsel; with a required copy to: Gardner, Carton & Douglas, 321 North Clark Street, Suite 3400, Chicago, Illinois 60610,
Telecopy: (312) 644-3381, Attention: Dewey B. Crawford; and (b) If to Seller, to: Luminant Worldwide Corporation, 13737 Noel Rd., Dallas, Texas 75240-7367,
Attention: Chief Executive Officer; with a required copy to: Wilmer, Cutler and Pickering, 2445 M Street, NW, Washington, D.C. 20037-1420, Attention: John B. Watkins, Esq., and with an additional required copy to the Official Committee of Unsecured Creditors, Andrews & Kurth LLP, 600 Travis Street, 44th Floor, Houston, Texas 77002, Telecopy: (713) 238-7102, Attention: Tad Davidson.

          Section 10.4. Publicity. No party to this Agreement shall issue any
                        ---------
press release or other publicity concerning the proposed transaction without the prior approval of the other party, except as otherwise required by Law. Each party shall provide to the other party a reasonable opportunity to review any release of such information prior to its issuance.

          Section 10.5. Descriptive Headings. The headings contained in this
                        --------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 10.6. Entire Agreement; Assignment. This Agreement (including
                        ----------------------------
the Exhibits, Schedules and the other documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements, negotiations, drafts and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties; provided, however, that the terms of any confidentiality agreement executed in connection with Purchaser's investigation and due diligence of the Acquired Assets shall survive execution of this Agreement, and (ii) shall not be assigned by operation of Law or otherwise. The Purchaser may designate one or more of its wholly-owned subsidiaries to acquire and receive Acquired Assets or to assume Assumed Liabilities on the Closing Date; provided, however, in such an event, Purchaser shall not be released from its obligations under this Agreement.

          Section 10.7. Governing Law; Forum. This Agreement shall be governed
                        --------------------
by and construed in accordance with the Laws of the State of Illinois without regard to the rules of conflict of Laws of the State of Illinois or any other jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction with respect to any matter relating to this Agreement or is without jurisdiction, such abstention, refusal or lack of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter and in such event, each of the parties irrevocably and unconditionally consents to submit to the jurisdiction of the courts of Illinois and the United States of America located in such state for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation therein, and agrees not to plead or claim that such litigation has been brought in an inconvenient forum.

          Section 10.8.  Expenses. Whether or not the transactions contemplated
                         --------
by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses. The foregoing shall not affect the legal right, if any, that any party may have to recover expenses from any other party that breaches its obligations under this Agreement. Without limiting the foregoing, Seller shall be responsible for the Break-Up Fee and Reimbursement Expenses and any brokerage, financial advisory, finder's or similar fee or commission payable in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Subsidiary of Seller.

          Section 10.9.  Amendment. This Agreement may not be amended except by
                         ---------
an instrument in writing signed on behalf of all the parties.

          Section 10.10. Waiver. At any time prior to the Closing Date, the
                         ------
parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          Section 10.11. Counterparts; Facsimile. This Agreement may be executed
                         -----------------------
in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other parties. This Agreement may be executed and delivered by facsimile transmission, and a facsimile of this Agreement or of a signature of a party will be effective as an original

          Section 10.12. Severability; Validity; Parties in Interest. If any
                         -------------------------------------------
provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 10.13. Bulk Sales. Purchaser and Seller hereby waive
                         ----------
compliance with any bulk sales or other similar Laws in any applicable jurisdiction in respect of the transaction contemplated by this Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be duly executed on their behalf, as of the date first above written.


                                          LUMINANT WORLDWIDE CORPORATION


                                          By: /s/ James Corey
                                             ---------------------------------
                                          Title: Chief Executive Officer


                                          LANTE CORPORATION


                                          By: /s/ C. Rudy Puryear
                                             ---------------------------------
                                          Title: Chief Executive Officer

                                     Annex A

                                   Definitions

         As used in this Agreement, the following defined terms have the meanings indicated below:

         "Acquired Assets" has the meaning set forth in Section 1.1.
          ---------------

         "Action or Proceeding" means any claim, action, injunction, complaint,
          --------------------
counterclaim, joinder, investigation, suit, order, notice of violation, arbitration, audit or other proceeding, whether civil or criminal, in Law or in equity, whether or not before any court, arbitrator or other Governmental or Regulatory Authority, by any Governmental or Regulatory Authority or by any other Person.

         "Added Contracts" has the meaning set forth in Section 1.2.
          ---------------

         "Affiliate" means any Person that directly, or indirectly through one
          ---------
of more intermediaries, controls or is controlled by or is under common control with the Person specified. Without limiting the foregoing and for avoidance of doubt, the Subsidiaries are Affiliates of Seller and any other Affiliates of Seller whether or not involved in the Chapter 11 Case.

         "Agreement" means this Asset Purchase Agreement and the related
          ---------
Exhibits and the Schedules and the certificates and other documents and instruments delivered in connection with this Agreement, as the same shall be amended from time to time.

         "Assumed Liabilities" has the meaning set forth in Section 1.3.
          -------------------

         "Bankruptcy Code" has the meaning set forth in the Recitals.
          ---------------

         "Bankruptcy Court" has the meaning set forth in the Recitals.
          ----------------

         "Benefit Plan" means any bonus, incentive compensation, deferred
          ------------
compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, retiree medical, workmen's compensation, severance or other employee benefit plan, practice, policy, arrangement or program of any kind, whether written or oral, including, but not limited to, any pension plan as defined in Section 3(2) of ERISA ("Pension Plan"), any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan"), any Pension Plan that is subject to the pension benefit insurance provisions of Title IV of ERISA, or that is subject to Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA, and any Pension Plan described at Section 4001(a)(3) of ERISA ("Multiemployer Plan").

         "Bidding Procedures Hearing" has the meaning set forth in Section
          --------------------------
9.3(b).

         "Bidding Procedures Order" has the meaning set forth in Section 9.3(b).
          ------------------------

                                     Annex A
                                   (continued)

         "Books and Records" means (in whatever form or medium) all files, data,
          -----------------
documents, instruments, papers, books and records of every kind, including, without limitation, ledgers, journals, deeds, Contracts, customer lists, prospective customer lists, computer files, programs, retrieval programs, operating data, marketing and sales literature, proposals, presentations, flip charts, drawings and operating records.

         "Break-Up Fee" has the meaning set forth in Section 7.3.
          ------------

         "Business" has the meaning set forth in the Recitals.
          --------

         "Business Employees" has the meaning set forth in Section 8.1.
          ------------------

         "Chapter 11 Case" has the meaning set forth in the Recitals.
          ---------------

         "Closing " has the meaning set forth in Section 2.1.
          -------

         "Closing Date" has the meaning set forth in Section 2.1.
          ------------

         "Closing Date A/R" has the meaning set forth in Section 1.4.
          ----------------

         "Closing Date WIP" has the meaning set forth in Section 1.4.
          ----------------

         "Code" means the Internal Revenue Code of 1986, as amended, and the
          ----
rules and regulations promulgated thereunder.

         "Contract" means any agreement, evidence of indebtedness, bond,
          --------
commitment, indemnity, indenture, instrument, lease, License, mortgage, statement of work, security agreement or other contract, commitment, undertaking or understanding, whether or not in writing.

         "Designated Contracts" has the meaning set forth in Section 1.2.
          --------------------

         "Designated Contracts List" has the meaning set forth in Section 1.2.
          -------------------------

         "Disclosure Schedule" means the schedule (dated as of the date of the
          -------------------
Agreement) delivered by Seller to Purchaser containing the exceptions to the representation and warranties of Article III and the other information called for by this Agreement.

         "Employee" means each employee, officer or consultant of Seller or any
          --------
Subsidiary of Seller.

                                     Annex A
                                   (continued)

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended, and the rules and regulations promulgated thereunder.

         "Excluded Assets" has the meaning set forth in Section 1.1.
          ---------------

         "Excluded Liabilities" has the meaning set forth in Section 1.3.
          --------------------

         "Final Order" shall mean an order or judgment the operation or effect
          -----------
of which is not stayed, and as to which order or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired, and as to which no appeal or petition for review or motion for rehearing has been taken or made.

         "Governmental or Regulatory Authority" means any authority, agency,
          ------------------------------------
commission, official, court, tribunal, arbitrator or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Intellectual Property" means, wherever located worldwide, all patents
          ---------------------
and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, brand names, trade dress, business and product names, domain names, corporate names, logos, slogans, trade secrets, inventions, processes, formulae, industrial models, designs, specifications, data, technology, methodologies, computer programs (including all source codes), confidential and proprietary information, whether or not subject to statutory registration, all related technical information, manufacturing, engineering and technical drawings, know-how, all pending applications for and registrations of patents, trademarks, service marks and copyrights, all obligations of third parties relating to the protection of the foregoing, the goodwill associated with the foregoing, and the right to sue for past payment, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

         "IRS" means the United States Internal Revenue Service.
          ---

         "Knowledge" or "awareness" of any entity means the actual knowledge or
          ------------------------
awareness of such entity's officers and, in the case of the Selling Companies, limited to their leadership team and such knowledge or awareness as these individuals should have had after reasonable investigation.

         "Laws" means all laws, statutes, rules, regulations, ordinances and
          ----
other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Liabilities" means all indebtedness, obligations and other liabilities
          -----------
of any kind of a Person (whether absolute or contingent, accrued or unaccrued, known or unknown, fixed or otherwise, due or to become due, matured or unmatured, liquidated or unliquidated).

         "Licenses" means all licenses, permits, certificates of authority,
          --------
authorizations, approvals, registrations, franchises and similar consents granted or issued by any Person.

                                     Annex A
                                   (continued)

         "Liens" means any lien, pledge, security interest, claim, encumbrance
          -----
or interest of any kind.

         "Loss" means any loss, damage, injury, decline in value, lost
          ----
opportunity, liability, claim, action, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature directly or indirectly suffered or incurred by Purchaser or to which Purchaser may otherwise become subject and which arise from or as a result of, or are directly or indirectly connected with: (a) any material inaccuracy in or breach (except in the case of any representation or warranty qualified by materiality or a Material Adverse Effect, in which case this clause shall apply to any inaccuracy or breach) of any representation or warranty of Seller set forth in this Agreement; (b) any material breach (except in the case of any covenant or obligation qualified by materiality or a Material Adverse Effect, in which case this clause shall apply to any breach) of any covenant or obligation of Seller to Purchaser in this Agreement; and (c) any debt, liability, obligation or Contract of Seller that is not assumed by Purchaser pursuant to this Agreement or other Excluded Liability.

         "Material Adverse Effect" has the meaning set forth in Section 3.1.
          -----------------------

         "Multiemployer Plan" has the meaning set forth in the definition of
          ------------------
"Benefit Plan."

         "Order" means any writ, judgment, decree (including consent decrees),
          -----
injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Payment Date" has the meaning set forth in Section 8.2.
          ------------

         "Pension Plan" has the meaning set forth in the definition of "Benefit
          ------------
Plan."

         "Person" means any natural person, corporation, general partnership,
          ------
limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Petition" has the meaning set forth in the Recitals.
          --------

         "PTO Obligations" has the meaning set forth in Section 8.2.
          ---------------

         "Purchase Price" has the meaning set forth in Section 1.4.
          --------------

         "Purchaser" has the meaning set forth in the preamble.
          ---------

         "Purchaser Employees" has the meaning set forth in Section 8.1.
          -------------------

         "Section 363/365 Order" has the meaning set forth in Section 3.2.
          ---------------------

         "Section 365(c)(1) Intellectual Property" has the meaning set forth in
          ---------------------------------------
Section 3.8.

                                     Annex A
                                   (continued)

         "Seller" has the meaning set forth in the preamble.
          ------

         "Selling Companies" has the meaning set forth in Section 3.1.
          -----------------

         "Subsidiaries" means the following direct or indirect subsidiaries of
          ------------
Seller: LWC Operating Corp. LWC Management Corp., Potomac I Holdings, Inc., Multimedia I Holdings, Inc., RSI Group, Inc., Align Solutions Corp., InterActive8, Inc., BD Acquisition Corp., Integrated Consulting, Inc., Free Range Media, Inc., Align - Synapse Acquisition Corporation, Align - Fifth Gear Acquisition Corporation, Potomac Partners Management Consulting LLC, Multimedia Resources LLC, Resource Solutions International, LLC.

         "Tax" means (i) any federal, state, local or foreign net or gross
          ---
income, minimum, alternative minimum, sales, value added, use, excise, franchise, real or personal property, transfer, environmental, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, severance, withholding or other tax, assessment, duty, fee, levy or charge of any nature whatever, whether disputed or not, imposed by any Governmental or Regulatory Authority, any interest, penalties (civil or criminal), additions to tax or additional amounts related thereto or to the nonpayment thereof, and (ii) any obligations under any Contract or other arrangement with respect to any item described in clause (i) above.

         "Welfare Plan" has the meaning set forth in the definition of "Benefit
          ------------
Plan."

         Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) all references to "$" or "dollars" herein means U.S. dollars; and (vi) the words "include" or "including" shall mean "include without limitation" and "including without limitation" respectively, whether or not expressly stated.

                                  Schedule 1.1

                                 Acquired Assets
                                 ---------------

A. "Acquired Assets" means, subject to the terms of the Agreement, all of Seller's and its Subsidiaries' right, title and interest in and to the following assets, rights and properties of any kind, whether tangible or intangible, real or personal, and constituting, or used or usable in connection with, or related to, the Business, wherever located:

     1. all rights under all Designated Contracts, including, without limitation, all pending proposals to provide professional services to customers;

     2. other than the Intellectual Property excluded from the Acquired Assets pursuant to the last sentence in Section 1.2, all Intellectual Property of Seller and its Subsidiaries, including, without limitation, each of the names of the Selling Companies and all derivations of such names, URLs, websites and domain names and software;

     3. all computers, peripherals, servers, associated software licenses, cellular phones, pagers, PDA's and other personal technology assets owned by the Selling Companies for use by Employees;

     4. to the extent not included in paragraph 3 above, all other computer hardware, servers, networks and related technology items owned by the Selling Companies;

     5. all accounts receivable of the Selling Companies arising out of the provision of professional consulting services by the Selling Companies relating to the other parties to the Designated Contracts and all other accounts receivables of the Selling Companies to the extent that they are not more than 90 days old as of the Closing Date;

     6. all unbilled work-in-process of the Selling Companies relating to the provision of professional consulting services as of the Closing Date which would be billed in the ordinary course of business but for the sale of assets to Purchaser pursuant to this Agreement;

     7. all customer lists and prospective customer lists of the Selling Companies;

     8. all solutions and other work product relating to former, present and prospective clients of the Selling Companies;

     9. all Books and Records relating to the Acquired Assets and to all former, present and prospective clients of the Selling Companies;

     10. all rights of the Selling Companies under the Luminant Worldwide Employee Confidentiality, Non-Solicitation and Assignment Agreements and the other employment, non-competition, confidentiality, invention assignment and/or non-solicitation agreements set forth on Exhibit A to this Schedule;
                                         ---------

     11. the office furniture and office furnishings owned by the Selling Companies for use by Employees described on Exhibit B to this Schedule;
                                            ---------

                                  Schedule 1.1
                                   (continued)

     12. all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any Person, in each case solely to the extent related to Acquired Assets or Assumed Liabilities, including without limitation, any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products or services delivered by Seller or its Subsidiaries on or prior to the Closing Date;

but excluding from the foregoing the Excluded Assets.


                                 Excluded Assets
                                 ---------------

B. Notwithstanding anything in this Schedule to the contrary, subject to the terms of the Agreement, the following assets, rights and properties of Seller or its Subsidiaries shall be excluded from and shall not constitute Acquired Assets under this Schedule, but instead shall constitute Excluded Assets:

     1. all rights of Seller and its Subsidiaries under the Agreement;

     2. Seller's and its Subsidiaries' corporate charters, original minute books, stock books, tax returns and other documents relating to the organization, maintenance and existence of Seller or its Subsidiaries as a corporation;

     3. all cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

     4. any real property and real property leases; and

     5. all avoidance actions under the Bankruptcy Code.

     6. any and all rights, obligations or liabilities under or related to any and all Employee Benefit Plans, or any plans, agreements or arrangements relating to compensation or benefits, that are now or ever have been maintained or contributed to by Seller or any member of its Control Group (as defined under Code Section 414(b), (c) or (m)) and any and all Employee Benefit Plans through which Seller or any member of its Control Group provides coverage for Business Employees

                            Exhibit A to Schedule 1.1

                    List of Certain Non-Executory Agreements

1. All Luminant Worldwide Employee Confidentiality, Non-Solicitation and Assignment Agreements for former and current employees of the Selling Companies and all other non-executory confidentiality, non-solicitation or invention assignment agreements signed by former and current employees of the Selling Companies and other parties in favor of the Selling Companies or their predecessors.

2. The following agreements:

     a. Employment Agreement between Luminant Worldwide Corporation ("Luminant") and Robert Allen dated as of June 22, 2000, as amended by the First Amendment to Employment Agreement dated as of November 30, 2001.

     b. Letter Agreement between Luminant and Leanne Kelly dated as of Marcy 2, 2000.

     c. Employment Agreement between Luminant and Dennis Ross dated as of January 1, 2001.

     d. Employment Agreement between Luminant and Richard M. Scruggs dated as of September 21, 1999.

                            Exhibit B to Schedule 1.1

                           List of Office Furnishings

Houston 12th Floor
------------------

Quantity                      Description
------------------------------------------------------------
     14       three seat, triangular system work station
------------------------------------------------------------
      2       one seat secretarial system stations
------------------------------------------------------------
      2       four seat round conference tables`
------------------------------------------------------------
      0       twenty seat, rectangular conference
              table (in main conference room)
------------------------------------------------------------
      0       six seat, round conference tables
------------------------------------------------------------
      1       fourteen seat, conference table
------------------------------------------------------------
     10       one person office furniture sets,
              work surface, credenza, bookcases, overhead
------------------------------------------------------------
      1       one person Reception station
------------------------------------------------------------
      1       four seat reception area table
------------------------------------------------------------
      4       HelpDesk / Mailroom stations
------------------------------------------------------------
      1       four seat Kitchen table
------------------------------------------------------------
     59       Task Chairs
------------------------------------------------------------
     16       Side Chairs
------------------------------------------------------------
      4       Reception area chairs
------------------------------------------------------------
     22       Conference Room Chairs
------------------------------------------------------------
      0       microwave, dishwasher
------------------------------------------------------------
      1       Full-size Refrigerator
------------------------------------------------------------
      1       Nortel PBX, Meridian Voicemail,
              Console, including any associated
              equipment, UPS, interface cards, etc.
              all as configured for current use
------------------------------------------------------------
     62       Desksets for PBX
------------------------------------------------------------
     All      Any related bookshelves, file
              cabinets, whiteboards, lamps, office
              supplies, all surplus carpeting
------------------------------------------------------------

                            Exhibit B to Schedule 1.1
                                   (continued)

                           List of Office Furnishings

Dallas 13/th/ Floor
--------------------

Quantity                   Description
------------------------------------------------------------
     15       three seat, triangular system work station
------------------------------------------------------------
     11       one person office furniture sets,
              work surface, credenza, bookcases, overhead
------------------------------------------------------------
      3       one seat, tech center workstations
------------------------------------------------------------
      0       one seat secretarial system stations
------------------------------------------------------------
      3       six seat conference tables -Huddle Rooms
------------------------------------------------------------
      2       six seat conference tables -Main Conference
              room
------------------------------------------------------------
      3       four seat round kitchen tables
------------------------------------------------------------
      1       one person reception station
------------------------------------------------------------
      1       four seat reception area table
------------------------------------------------------------
      1       Dishwasher, microwave, refrigerator
------------------------------------------------------------
     60       Task Chairs
------------------------------------------------------------
     52       Side / Reception Chairs
------------------------------------------------------------
     16       Conference Room Chairs
------------------------------------------------------------
      1       Nortel PBX, Meridian Voicemail,
              Console, including any associated
              equipment, UPS, interface cards, etc.
              all as configured for current use
------------------------------------------------------------
     64       Desksets for PBX
------------------------------------------------------------
     All      Any related bookshelves, file
              cabinets, whiteboards, lamps, office supplies
------------------------------------------------------------

                                 Schedule 9.3(c)

                             Bankruptcy Court Orders

     The Section 363/365 Order shall be in such form and substance reasonably acceptable to the Purchaser and shall provide, among other things, that:

          (a) as of the Closing Date, this proposed transaction will effect a legal, valid, enforceable and effective sale and transfer of the Acquired Assets to the Purchaser and shall vest the Purchaser with title to the Acquired Assets free and clear of all Liens (with all Liens on the Acquired Assets attaching to the sale proceeds payable to Seller under this Agreement) and liabilities other than the Liens set forth on Schedule 3.5 and the Assumed Liabilities pursuant to
                            ------------
Section 363(f) of the Bankruptcy Code and that the Purchaser shall not incur any liability as a successor to the Selling Companies or the Business;

          (b) the consideration provided by the Purchaser pursuant to this Agreement constitutes reasonably equivalent value and fair consideration for the Acquired Assets;

          (c)    the Selling Companies are the owner of the Acquired Assets;

          (d) the interest of any third party asserting an interest in the Acquired Assets can be satisfied by money and any such interest will attach to the proceeds of the sale and will not be assertable against the Purchaser or attached to the Acquired Assets;

          (e) all Persons are enjoined from taking any action against Purchaser, Purchaser's Affiliates (as they existed immediately prior to the Closing) or Purchaser's designees to recover any claim which such Person has solely against the Selling Companies (as they existed immediately following the Closing);

          (f) the Bankruptcy Court retains exclusive jurisdiction to interpret, construe and enforce the provisions of this Agreement and the Section 363/365 Order in all respects, provided that in the event the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction with respect to any matter provided for in this clause (f) or is without jurisdiction, such abstention, refusal or lack of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter;

          (g) the provisions of the Section 363/365 Order are nonseverable and mutually dependent;

          (h) the transactions contemplated by this Agreement are undertaken by Purchaser and the Selling Companies at arm's length, without collusion and in good faith within the meaning of Section 363(m) of the Bankruptcy Code, and the Purchaser is entitled to the protections of Section 363(m) of the Bankruptcy Code;

          (i) a determination that not selling the Acquired Assets free and clear of Liens would impact adversely on the Selling Companies' bankruptcy estates;

                                 Schedule 9.3(c)
                                   (continued)

          (j) a determination that a sale of the Acquired Assets other than one free and clear of Liens would be of substantially less benefit to the Selling Companies;

          (k) provides that the sale and the assignment and assumption are deemed to be part of a plan pursuant to Section 1146(c) of the Bankruptcy Code and provides for the exemption of the transactions contemplated herein from transfer, stamp, sales, use and certain other taxes, and provides for the waiver of so called "bulk-sales" Laws in all necessary jurisdictions;

          (l) provides that any stay of orders authorizing the use, sale or lease of property or authorizing the assignment of an existing contract or unexpired lease as provided for in Fed. R. Bankr. Proc. 6004(g) and 6006(d) shall not apply to the Section 363/365 Order and that the Section 363/365 Order is immediately effective and enforceable;

          (m) provides that the Purchaser will not have any successor or transferee liability for liabilities of the Selling Companies (whether under federal or State Law or otherwise) as a result of the sale of the Acquired Assets;

          (n) provides that Purchaser shall not assume liabilities of other than the Assumed Liabilities pursuant to Section 1.3;

          (o) provides that the Selling Companies may assign and transfer to Purchaser all of their right, title and interest (including common Law rights) to all of their intangible property in the Designated Contracts;

          (p) approves Selling Companies' assignment of the Designated Contracts pursuant to Section 365 of the Bankruptcy Code;

          (q) provides that Seller shall be responsible for paying any ultimately determined cure amounts for Designated Contracts that exceed those cure amounts for such Designated Contracts set forth on Schedule 1.2;

          (r) finds that all cure amounts under the Designated Contracts have been satisfied or that there has been adequate assurance given that they will be cured;

          (s) identifies the correct versions of the Designated Contracts to be assumed by and assigned to Purchaser;

          (t) enjoins the other party(ies) to the Designated Contracts from raising after the date of assignment and assumption of the Designated Contracts that there are any uncured defaults under such agreements;

          (u) holds that the other party(ies) to the Designated Contracts who fail to object to the assignment and assumption of the Designated Contracts is deemed to have consented to its assignment and assumption to Purchaser in accordance with Section 365(c) of the Bankruptcy Code;

                                 Schedule 9.3(c)
                                   (continued)

               (v) provides that there shall be no acceleration of payments, increases in payments, assignment fees or any additional fees charged to Purchaser as a result of the assignment of the Designated Contracts to Purchaser hereunder;

               (w) provides that the Designated Contract, upon assignment to Purchaser, shall still be deemed valid and binding, in full force and effect in accordance with its terms and that any provision conditioning assignment or approval by the other party to the agreement is an unenforceable restriction on assignment pursuant to Section 365 of the Bankruptcy Code; and

               (x) provides that Purchaser will not have any successor transferee Liabilities of the Selling Companies (whether under federal Law, state Law or otherwise) as a result of the assignment and assumption of the Designated Contracts.

                                       3